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                                                         Exhibit (23)A









                         Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 28, 1994, on our audits of the consolidated financial statements and related financial statement schedules of Ecolab Inc. as of December 31, 1993, 1992 and 1991 and for the years ended December 31, 1993, 1992 and 1991, which reports are included or incorporated by reference in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the references to our firm under the caption "Experts."





                                             /s/Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.


   January 6, 1995